Exhibit 32    Certifications of Chief Executive Officer and Chief Financial Officer pursuant to Section
                       906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Greer Bancshares Incorporated (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The quarterly report of the Company for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ R. Dennis Hennett
R. Dennis Hennett
Chief Executive Officer
November 12, 2003

/s/ J. Richard Medlock, Jr.
J. Richard Medlock, Jr.
Chief Financial Officer
November 12, 2003